                                                                  Exhibit 23.2




                            TAX ADVISORS' CONSENT
                            ---------------------

Board of Directors
L.S.B. Bancshares, Inc. of South Carolina

Board of Directors
BB&T Financial Corporation

We consent to the inclusion of our tax opinion dated April 28, 1994, regarding the federal and South Carolina income tax consequences of the Merger, in Exhibit No. 8 of the Form S-4 Registration Statement to be filed with the Securities and Exchange Commission, and the references to our firm under the headings "SUMMARY - Certain Income Tax Consequences", "THE MERGER - Certain Income Tax Consequences of the Merger" and "OPINIONS" in the Proxy Statement/Prospectus.



                                          KPMG Peat Marwick


Raleigh, North Carolina
April 28, 1994